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                                                                     Exhibit 8.1


           [letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                               October 10, 2000


Phone.com, Inc.
800 Chesapeake Drive
Redwood City, California  94063


               Re:  Registration Statement on Form S-4 (File No. 333-44926) of
                    ----------------------------------------------------------
                    Phone.com, Inc.
                    ---------------

Ladies and Gentlemen:

          We have acted as special counsel to Phone.com, Inc., a Delaware corporation ("Phone.com"), in connection with the preparation of the
              ---------
Registration Statement on Form S-4 (File No. 333-44926), filed by Phone.com with the Securities and Exchange Commission (the "Commission"), on August 31, 2000,
                                             ----------
as amended by Amendment No. 1 on the date hereof (such Registration Statement, as amended, being hereinafter referred to as the "Registration Statement"),
                                                  ----------------------
with respect to the Agreement and Plan of Merger, dated August 8, 2000, among Phone.com, Silver Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Phone.com ("Merger Sub"), and Software.com, Inc., a
                          ----------
Delaware corporation ("Software.com"), as amended on October 5, 2000, by the
                       ------------
Agreement to Amend Agreement and Plan of Merger (as amended, the "Merger
                                                                  ------
Agreement") and the merger (the "Merger") contemplated thereby.  We have
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assumed that the Merger will be consummated in accordance with the Merger
Agreement and such other documents, certificates and records, and statements as to factual matters contained therein are true, correct and complete and will continue to be true, correct and complete through the effective time of the Merger. All capitalized terms used herein, unless otherwise specified, shall have the same meanings as set forth in the Merger Agreement.
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Phone.com,Inc.
October 10, 2000
Page 2


          In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the Registration Statement, (iii) the officer's certificate of Phone.com and Merger Sub, dated October 5, 2000, (iv) the officer's certificate of Software.com, dated October 6, 2000, and (v) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such latter documents. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that such parties had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of such parties. In addition, we have relied upon oral or written statements and representations of the officers and other representatives of Phone.com, Merger Sub, and Software.com. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, representations, and assumptions set forth in the documents referred to above and the statements and representations made by officers of Phone.com, Merger Sub, and Software.com, and have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to the knowledge or belief through the Effective Time.

          In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations (proposed, temporary, and final) promulgated or published thereunder, pertinent judicial decisions, interpretive rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, all of which are subject to change, which changes may be retroactively applied. Our opinion is based on existing law and on the facts represented to us as of the date hereof. A change in the authorities or the facts, information, statements, representations, or assumptions upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
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Phone.com,Inc.
October 10, 2000
Page 3


          Based solely on the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Registration Statement under the heading "The Merger--Certain United States Federal Income Tax Considerations" does not purport to summarize all possible United States federal income tax consequences applicable to the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the generally applicable United States federal income tax consequences anticipated to be material to stockholders of Software.com who participate in the Merger.

          We express no opinion with respect to the matters addressed in this letter other than as set forth above.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement with the Commission. This opinion is not to be used, circulated, quoted, or otherwise referred to for any other purpose, or relied upon by any other person, without our prior written consent. This opinion is expressed as of the date hereof, and we disclaim any understanding to advise you of changes of the facts stated or assumed herein or any subsequent changes in applicable law.

          We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

                         Very truly yours,

                         /s/ Skadden, Arps, Slate, Meagher & Flom LLP